Exhibit 5.1

            December 29, 1997


JNC Opportunity Fund Ltd.
c/o Robinson Silverman Pearce Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104

               Re:Say Yes Foods, Inc. to
                  JNC Opportunity Fund Ltd.
                  Convertible Preferred Stock Purchase Agreement

Gentlemen:

         I have acted as counsel to Say Yes Foods, Inc., a Nevada corporation (the Company), in connection with the execution and delivery of the Convertible Preferred Stock Purchase Agreement, dated as of December 24, 1997 (the Purchase Agreement), by and between the Company and JNC Opportunity Fund Ltd. (the Purchaser), pursuant to which the Company is issuing to the Purchaser 1,500,000 shares of its 7% Series B Convertible Preferred Stock, par value $.001 per share (the Preferred Stock ) Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

         This opinion is delivered to you pursuant to Section 1.1 (a)(ii) of the Purchase Agreement. In connection with this opinion, I have examined:

               (a)  A copy of the final Purchase Agreement;
               (b) A copy of the Certificate of Designation of the Company (the
                  Certificate  of   Designation),   as  filed  with  the  Nevada
               Secretary of State; (c) A copy of the final Registration Rights Agreement; (d) A copy of the final Warrants; (e) The Certificate of Incorporation and By-laws of the Company as amended to the date hereof; and
               (f) Records of proceedings and actions of the Board of Directors of the


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                   Company  relating  to the  transactions  contemplated  by the
                  Purchase Agreement and the Registration Rights Agreement.

         The documents referenced in (a) through (d) above are referred to herein as the Operative Documents).

         I have also investigated such questions of law, including, without limitation, Regulation D (Regulation D) promulgated under the Securities Act of 1933, as amended (the Securities Act), and examined such additional corporate records of the Company and such other documents and public records as I have deemed necessary or appropriate to render the opinions contained herein.

         I have assumed the genuineness of all signatures (except those of officers of the Company), the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies. I have also assumed, without verification, the legal capacity of each individual who has executed documents or instruments in connection with the transaction contemplated hereby. With respect to certain factual matters, I have relied, without independent investigation on the facts stated in the representations and warranties contained in the Purchase Agreement and the Schedules thereto, the SEC Documents, the Registration Rights Agreement and the Officers' Certificate (other than in each case facts constituting conclusions of law).

         I have also assumed, without verification (i) that the parties to the Operative Documents and the other agreements instruments and documents executed in connection therewith, other than the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Operative Documents and such other agreements, instruments and documents, (ii) the due authorization, execution and delivery by such other parties of the Operative Documents and such other agreements, instruments and documents, and (iii) that the Operative Documents and such other agreements, instruments and documents constitute legal, valid and binding obligations of each such other party, enforceable against such other party in accordance with their respective terms.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. No shares of common stock, $.001 par value per share (the Common Stock), of the Company are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 2.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Preferred Stock and the


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Warrants,  securities,  rights or obligations  convertible  into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as set forth in the aforesaid Schedule 2.1(c).

         2. The Preferred Stock and the Warrants have been duly authorized and, when paid for in accordance with the terms of the Purchase Agreement, shall have been validly issued, filly paid and nonassessable.

         3. The Company has duly authorized and reserved for issuance such number of shares of Common Stock upon conversion of the Preferred Stock, as payment of dividends thereon and upon exercise in full of the Warrants (the "Underlying Shares") as required pursuant to the Purchase Agreement, the Warrants and Certificate of Designation. When issued by the Company in accordance with the terms of the Purchase Agreement, the Warrants and Certificate of Designation, such Underlying Shares will be validly issued, fully paid and nonassessable.

         4. The execution, delivery and performance of the Operative Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Bylaws (ii) conflict with or constitute a default (or an event which with notice or lapse of time or bath would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party and which is listed as an exhibit to a certain Form 10 to be filed by the Company with the Securities and Exchange Commission contemporaneous herewith, or (iii) to my knowledge conflict with or constitute a default (or an event which with notice or lapse of time or bath would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any other agreement, indenture or instrument to which the Company is a party, or (iv) to my knowledge result in a violation of any Jaw, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. To my knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

         5. Other than the Required Approvals, the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any


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court  or  other  federal,  state,  local or  other  governmental  authority  in connection with the execution, delivery and performance by the Company of the Operative Documents.

         6. Assuming the accuracy of the representations and warranties of the Company set forth in Section 2.1 of the Purchase Agreement and of the Purchaser set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the Preferred Stock and the Warrants and the offer of the Underlying Shares to the Purchaser pursuant to the Purchase Agreement, the Warrants and Certificate of Designation are exempt from the registration requirements of the Securities Act.

         7. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Operative Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Operative Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Operative Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         I do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to my attention that did not exist on the date hereof and of which I had no knowledge.

         The  opinions   expressed   herein  are  limited  to  the   transaction
contemplated in the Operative Documents and the parties thereto; no reliance should be made or placed upon such opinions for other purposes or by other parties.


                                Sincerely yours,




                               Roy D. Toulan, Jr.